Exhibit 99.2

D. Boral ARC Acquisition I Corp. Announces Closing of $250,000,000 Initial Public Offering

New York, NY, August 1, 2025 -- D. Boral ARC Acquisition I Corp. (the “Company”) today announced the closing of its initial public offering of 25,000,000 units at a price of $10.00 per unit for total gross proceeds of $250,000,000. The units began trading on The Nasdaq Global Market under the ticker symbol “BCARU” on July 31, 2025. Each unit consists of one of the Company’s Class A ordinary shares and one-half of one redeemable public warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be traded on The Nasdaq Global Market under the symbols “BCAR” and “BCARW,” respectively.

The Company has granted the underwriters a 45-day option to purchase up to 3,750,000 additional units at the initial public offering price to cover over-allotments, if any, which, if exercised in full, would bring the total gross proceeds of the offering to $287,500,000.

The Company intends to use the net proceeds from the offering and the simultaneous private placement of units to pursue and consummate a business combination with one or more businesses.

D. Boral Capital LLC acted as sole book-running manager for the offering.

Loeb & Loeb LLP acted as legal counsel to the Company and Paul Hastings LLP acted as legal counsel to D. Boral Capital LLC.

The offering was made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained from D. Boral Capital LLC: Attn: 590 Madison Avenue 39th Floor, New York, NY 10022, or by email at info@dboralcapital.com, or by telephone at (212) 970-5150, or from the U.S. Securities and Exchange Commission’s (the “SEC”) website at www.sec.gov.

A registration statement on Form S-1 relating to these securities was declared effective by the SEC on July 30, 2025. This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About D. Boral ARC Acquisition I Corp.

The Company was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an acquisition opportunity in any business, industry, sector or geographical location, the Company intends to identify and acquire a business where the Company believes its management teams’ and affiliates’ expertise will provide a competitive advantage, including the technology, healthcare, and logistics industries.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the underwriters’ exercise of the over-allotment option, the anticipated use of the net proceeds from the IPO and the search for an initial business combination. No assurance can be given that the net proceeds of the offering will be used as indicated or that the Company will ultimately complete a business combination transaction in the sectors it is targeting or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the IPO filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

John Darwin, Chief Financial Officer

Email: contact@arc-group.com